Independent Auditor's Report

The Board of Directors and Stockholders
StarTek, Inc.
Greenwood Village, Colorado

We have audited the accompanying consolidated financial statements of Accent Marketing Services, L.L.C. which are comprised of the consolidated balance sheets as of December 31, 2014, 2013, and 2012, and the related consolidated statements of operations and comprehensive income, changes in members’ equity (deficit), and cash flows for the years then ended, and the related notes to the consolidated financial statements.

MANAGEMENT'S RESPONSIBILITY FOR THE FINANCIAL STATEMENTS

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

AUDITORS' RESPONSIBILITY

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

OPINION

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Accent Marketing Services, L.L.C. as of December 31, 2014, 2013, and 2012, and the related consolidated statements of operations and comprehensive income, changes in members’ equity (deficit), and cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

EKS&H LLLP

Denver, Colorado
August 10, 2015

ACCENT MARKETING SERVICES, L.L.C.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2015 (Unaudited)	2014 (Unaudited)	2014	2013	2012
Revenue	$15,563	$17,692	$70,073	$86,356	$90,403
Cost of services	13,705	13,903	59,020	66,830	72,397
Gross profit	1,858	3,789	11,053	19,526	18,006
Selling, general and administrative expenses	3,527	3,759	15,576	16,665	16,560
Operating income (loss)	(1,669)	30	(4,523)	2,861	1,446
Interest and other income (expense), net	(50)	$(26)	(194)	(273)	(327)
Operating income (loss) before discontinued operations	(1,719)	4	(4,717)	2,588	1,119
Loss on discontinued operations	—	$—	—	(2,461)	(3,533)
Net income (loss)	$(1,719)	$4	$(4,717)	$127	$(2,414)
Other comprehensive income (loss)
Foreign currency translation adjustments	2	(7)	(48)	(144)	(65)
Comprehensive loss	$(1,717)	$(3)	$(4,765)	$(17)	$(2,479)

See Notes to Consolidated Financial Statements.

ACCENT MARKETING SERVICES, L.L.C.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	As of March 31,	As of December 31,
	2015 (Unaudited)	2014	2013	2012
ASSETS
Current assets:
Cash	$102	$19	$144	$5
Accounts receivable, net	8,280	7,461	9,604	10,641
Prepaid expenses	485	691	800	858
Other current assets	135	194	187	323
Total current assets	9,002	8,365	10,735	11,827
Property, plant and equipment, net	3,481	3,882	4,625	4,929
Assets of discontinued line of business	—	—	—	3,482
Total assets	$12,483	$12,247	$15,360	$20,238

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)
Accounts payable	$1,133	$1,725	$856	$970
Accrued liabilities	3,071	2,047	4,464	5,138
Due to affiliates	9,177	7,828	4,326	1,237
Incentive grant payable	—	—	—	1,266
Other liabilities	402	226	268	275
Liabilities of discontinued line of business	—	—	—	5,948
Total liabilities	13,783	11,826	9,914	14,834

Members' equity (deficit)	(1,300)	421	5,446	5,404
Total liabilities and members’ equity (deficit)	$12,483	$12,247	$15,360	$20,238

See Notes to Consolidated Financial Statements.

ACCENT MARKETING SERVICES, L.L.C.
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
(In thousands)

	Members' Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Total Members' Equity (Deficit)
Balance, January 1, 2012	$103	$—	$7,095	$7,198
Contributions			685	685
Foreign currency translation adjustments		(65)	—	(65)
Net loss			(2,414)	(2,414)
Balance, December 31, 2012	103	(65)	5,366	5,404
Distributions			(6)	(6)
Foreign currency translation adjustments		$(79)		(79)
Net income			127	127
Balance, December 31, 2013	103	(144)	5,487	5,446
Distributions			(404)	(404)
Foreign currency translation adjustments		96		96
Net loss			(4,717)	(4,717)
Balance, December 31, 2014	103	(48)	366	421
Distributions (unaudited)			(52)	(52)
Foreign currency translation adjustments (unaudited)		50		50
Net loss (unaudited)			(1,719)	(1,719)
Balance, March 31, 2015 (unaudited)	$103	$2	$(1,405)	$(1,300)

See Notes to Consolidated Financial Statements.

ACCENT MARKETING SERVICES, L.L.C.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2015 (Unaudited)	2014 (Unaudited)	2014	2013	2012
Operating Activities
Net income (loss)	$(1,719)	$4	(4,717)	$127	$(2,414)
Adjustments to reconcile net income (loss) to total cash provided by (used in) operating activities:
Depreciation	626	659	2,801	2,961	3,894
(Gains) losses on disposal of assets	(27)	—	—	(49)	8
Changes in operating assets and liabilities:
Accounts receivable	(819)	649	2,143	1,037	4,658
Prepaid expenses	206	244	109	59	235
Other current assets	58	12	(6)	136	415
Accounts payable	(591)	191	866	(113)	(1,290)
Accrued liabilities	1,023	(943)	(2,416)	(675)	950
Other liabilities	177	(58)	(42)	(7)	(911)
Net cash provided by (used in) continuing operating activities	(1,066)	758	(1,262)	3,476	5,545
Net cash provided by (used in) discontinued operating activities	—	—	—	(2,466)	2,466
Total cash provided by (used in) operating activities	(1,066)	758	(1,262)	1,010	8,011
Investing Activities
Purchases of property, plant and equipment	(198)	(498)	(2,057)	(2,609)	(3,233)
Net cash used in investing activities	(198)	(498)	(2,057)	(2,609)	(3,233)
Financing Activities
Payments on incentive grant payable	—	—	—	(1,266)	—
Due to/from affiliates	1,349	(188)	3,502	3,089	(5,393)
Members' capital contributions (distributions), net	(52)	(87)	(404)	(6)	685
Net cash provided by (used in) financing activities	1,297	(275)	3,098	1,817	(4,708)
Effect of exchange rate changes on cash	50	(7)	96	(79)	(65)
Net increase (decrease) in cash and cash equivalents	83	(22)	(125)	139	5
Cash at beginning of period	19	144	144	5	—
Cash at end of period	$102	$122	$19	$144	$5

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$71	$34	$194	$207	$301

See Notes to Consolidated Financial Statements.

ACCENT MARKETING SERVICES, L.L.C.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accent Marketing Services, L.L.C. ("ACCENT") is a customer engagement outsourcing company servicing the telecom, technology, manufacturing, insurance, retail, cable, healthcare and financial services industries. We operate in five U.S. locations and one location in Kingston, Jamaica. We were organized in Delaware on October 19, 1999.

The members' liability is limited as specified in our Limited Liability Company Agreement and pursuant to the laws of the State of Delaware. On June 1, 2015, our Members sold 100% of their membership interest to StarTek, Inc.

Consolidation

Our consolidated financial statements include the accounts of all wholly-owned subsidiaries after elimination of significant intercompany balances and transactions.

Use of Estimates

The preparation of financial statements in conformity with accounting principles general accepted in the United States of American ("GAAP") requires management to make estimates and assumptions that affect the reported amounts included in the financial statements and accompanying notes.  Estimates and assumptions are reviewed periodically, and the effects of revisions are reflected in the period they are determined to be necessary. Actual results could differ from those estimates.

Concentration of Credit Risk

We are exposed to credit risk in the normal course of business, primarily related to accounts receivable.  Historically, the losses related to credit risk have been immaterial.  We regularly monitor credit risk to mitigate the possibility of current and future exposures resulting in a loss.  We evaluate the creditworthiness of clients prior to entering into an agreement to provide services and on an on-going basis as part of the processes of revenue recognition and accounts receivable.

Foreign Currency

The assets and liabilities of our Jamaican operations that are recorded in foreign currencies are translated into U.S. dollars at exchange rates prevailing at the balance sheet date. Revenues and expenses are translated at the weighted-average exchange rate during the reporting period. Resulting translation adjustments are recorded in accumulated other comprehensive income (loss) in members' equity.  Foreign currency transaction gains and losses are included in selling, general and administrative in our consolidated statements of operations. Such gains and losses were not material for any period presented.

Revenue Recognition

We invoice our clients monthly in arrears and recognize revenues for such services when completed. Substantially all of our contractual arrangements are based either on a production rate, meaning that we recognize revenue based on the billable hours or minutes of each call center agent, or on a rate per transaction basis.  These rates could be based on the number of paid hours the agent works, the number of minutes the agent is available to answer calls, or the number of minutes the agent is actually handling calls for the client, depending on the client contract.  Production rates vary by client contract and can fluctuate based on our performance against certain pre-determined criteria related to quality and performance. Additionally, some clients are contractually entitled to penalties when we are out of compliance with certain quality and/or performance obligations defined in the client contract. Such penalties are recorded as a reduction to revenue as incurred based on a measurement of the appropriate penalty under the terms of the client contract.  Likewise, some client contracts stipulate that we are entitled to bonuses should we meet or exceed these predetermined quality and/or performance obligations.  These bonuses are recognized as incremental revenue in the period in which they are earned.

As a general rule, our contracts do not include multiple elements.  We provide initial training to customer service representatives upon commencement of new contracts and recognize revenues for such training as the services are provided based upon the production rate (i.e., billable hours and rates related to the training services as stipulated in our contractual arrangements). Accordingly, the corresponding training costs, consisting primarily of labor and related expenses, are recognized as incurred.

Allowance for Doubtful Accounts

Accounts receivable is stated at invoiced amounts less allowances for doubtful accounts. The allowance for uncollectible accounts receivables is determined principally on the basis of past collection experience as well as consideration of current economic conditions and changes in our customer collection trends. The allowance for uncollectible accounts receivable was $701 as of December 31, 2014, 2013 and 2012. There was no allowance established as of March 31, 2015.

Cash

We maintain our cash balances with various financial institutions and have not experienced any losses in such accounts. We believe we are not exposed to any significant credit risk on cash.

Property, Plant and Equipment

Property, plant, and equipment, are recorded at cost, less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated lives of the individual assets, which range from two to five years. Leasehold improvements are depreciated on a straight-line basis over the lesser of the term of the related lease or the estimated useful life of the asset. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Leases

Rent holidays, landlord/tenant incentives and escalations are included in some instances in the base price of our rent payments over the term of our operating leases. We recognize rent holidays and rent escalations on a straight-line basis over the lease term. The landlord/tenant incentives are recorded as deferred rent and amortized on a straight line basis over the lease term.

Advertising Costs

Advertising costs are expensed as incurred and included in selling, general and administrative expenses. Advertising expense was not material for any of the periods presented.

Income Taxes

We are organized as a partnership for federal and state income tax purposes and generally do not incur income taxes. Instead, our earnings and losses are included in the income tax returns of the members. Therefore, no provision or liability for federal or state income taxes has been included in these financial statements. Income or loss allocated to our Members for income tax reporting purposes differs from our income or loss for financial reporting purposes as a result of permanent and temporary differences in the recognition of certain revenue and expense items.

The Financial Accounting Standards Board has issued guidance on accounting for uncertainty in income taxes. Management evaluated our tax positions and concluded that we had taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.

Interest and penalties associated with tax positions are recorded in the period assessed as selling, general and administrative expenses. No interest or penalties have been assessed as of December 31, 2014, 2013, or 2012.

2. PROPERTY, PLANT AND EQUIPMENT

Our property, plant and equipment consisted of the following, by asset class:

		December 31,
	March 31, 2015 (Unaudited)	2014	2013	2012
Leasehold improvements	$7,476	$7,474	$10,073	$10,369
Computer equipment	6,631	6,634	8,327	9,702
Software	5,965	5,784	8,411	7,633
Furniture, fixtures, and miscellaneous equipment	5,968	5,926	7,243	9,119
	26,040	25,818	34,054	36,823
Less accumulated depreciation	(22,559)	(21,936)	(29,429)	(31,894)
Total property, plant and equipment, net	$3,481	$3,882	$4,625	$4,929

3. ACCRUED LIABILITIES

Our accrued liabilities consisted of the following amounts:

		December 31,
	March 31, 2015 (Unaudited)	2014	2013	2012
Accrued payroll and related costs	$1,421	$664	$1,338	$2,609
Accrued purchases	399	223	455	395
Accrued bonus	40	41	1,127	210
Other accrued liabilities	1,211	1,119	1,544	1,924
Total accrued liabilities	$3,071	$2,047	$4,464	$5,138

4. DUE TO AFFILIATES

Amounts due to affiliates primarily consisted of various short-term advances from Members and their operating subsidiaries. Advances accrue interest at 2.75% or 4.25% based on outstanding balances and interest is paid in the subsequent month.

5. REVENUE CONCENTRATION

A major customer is defined as a customer to whom revenue exceeded 10% of total revenues for the year. For the three months ended March 31, 2015 and 2014 and the years ended December 31, 2014, 2013 and 2012, we had the following major customer:

	Three Months Ended March 31,
	2015 (Unaudited)		2014 (Unaudited)
	Revenue	Percentage	Revenue	Percentage
Sprint/United Management Company	$9,176	58.96%	10,577	59.79%

	Years Ended December 31,
	2014		2013		2012
	Revenue	Percentage	Revenue	Percentage	Revenue	Percentage
Sprint/United Management Company	43,532	62.12%	58,056	67.23%	54,316	60.08%

6. RETIREMENT PLAN

The Company has established a salary deferral plan under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to defer a portion of their compensation to the plan. Such deferrals accumulate on a tax deferred basis until the employee withdraws the funds. The Company makes matching contributions equal to 100% of the first 3% of employee contributions and 50% of the next 2% contributed. The total expense recorded for the Company’s match was $207, $230 and

$307 for years ended December 31, 2014, 2013 and 2012, respectively, and $50 (unaudited) and $56 (unaudited) for the three months ended March 31, 2015 and 2014, respectively.

7. DISCONTINUED OPERATIONS

During 2012, we discontinued our outbound sales and licensed insurance lines of business due to significant operating losses, which resulted in a combined loss on discontinued operations of $1,869 and $667 for the years ended December 31, 2012 and 2013. Discrete information is not available for the assets and liabilities related to these lines of business.

In January 2012, we discontinued the operations of our direct mail line of business, Communefx, and put the assets and business up for sale. We decided to sell this subsidiary due to the loss of a significant customer. In January 2013, we sold 81% of this subsidiary to a group of related parties for minimal consideration, resulting in a loss on discontinued operations of $1,439. The assets sold consisted primarily of accounts receivable, property and equipment and other assets. The buyer also assumed certain accounts payable and accrued liabilities. We had no continuing involvement in the line of business subsequent to sale; therefore, the remaining 19% ownership valued at $355 was deemed impaired and is included in loss on discontinued operations for the year ended December 31, 2013.
Communefx’s revenues, reported in discontinued operations, for the year ended December 31, 2012 were $15,022. Communefx's net operating loss, reported in discontinued operations, for the year ended December 31, 2012 was $1,664.
The assets and liabilities of the discontinued operations are presented separately under the captions "Assets of discontinued line of business" and "Liabilities of discontinued line of business" in the accompanying balance sheet at December 31, 2012. The following is a summary of the net assets sold and as finally reported on the closing date of January 1, 2013:

January 1, 2013
Assets of discontinued line of business:
Accounts receivable	$3,013
Property and equipment, net	176
Other assets	293
Total assets	3,482

Liabilities of discontinued line of business:
Accounts payable	533
Accrued liabilities	6
Due to affiliate	4,662
Other liabilities	747
Total liabilities	5,948
Net liabilities of discontinued operations	$(2,466)

8. COMMITMENTS AND CONTINGENCIES

Operating Leases

We lease facilities under various non-cancelable operating leases. Some of these leases have renewal clauses that vary both in length and fee, based on our negotiations with the lessors. Rent expense, including equipment rentals, for the years ended December 31, 2014, 3013 and 2012 was $1,452, $1,821 and $1,543, respectively and for the three months ended March 31, 2015 and 2014 was $314 (unaudited) and $382 (unaudited), respectively. As of December 31, 2014, approximate minimum annual rentals under operating leases were as follows:

Minimum Lease Payments
2015	$1,191,049
2016	885,044
2017	517,966
2018	394,057
2019	39,213
Total minimum lease payments	$3,027,329

Legal Proceedings

We have been involved from time to time in litigation arising in the normal course of business, none of which is expected by management to have a material adverse effect on our business, consolidated financial condition, results of operations or cash flows.

9. SUBSEQUENT EVENT

On June 1, 2015, our members sold 100% of their membership interest to StarTek, Inc. The purchase price was approximately $18,326, which included $2,326 of working capital adjustments.

We have evaluated all subsequent events through the auditors' report date, which is the date the financial statements were available for issuance.